SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 12, 1999


                            CELERITY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                       0-20102                    52-1283993
(State of Jurisdiction)      (Commission File Number)      (IRS Employer ID No.)


270 Bridge Street, Suite 301
Dedham, MA                                                           02026
(Address of Principle Executive Offices)                           (Zip Code)


Registrant's Telephone Number, Including Area Code  (781) 329-1900


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Former Name or Former Address, if Changed Since Last Report



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Item 5: Other Events

On March 12, 1999, Celerity Solutions, Inc. ("Celerity" or "the Company") announced that it had completed several organizational changes, including the resignation of four directors, and a company-wide restructuring. The organizational changes included the resignation of Luda Kopeikina as President and CEO of the Company, and the appointment of Paul Carr, the founder of Client Server Technologies, Inc., which was acquired by Celerity on March 31, 1997, to the position of President and CEO, effective immediately. In addition, Ms. Kopeikina, Igor Razboff, Philip Redmond, and Alan White resigned from the Company's Board of Directors. Mr. Carr and Luc Ringuette, the founder of Somerset Automation, Inc., which was acquired by Celerity on December 31, 1997, were elected to the Company's Board of Directors.

On March 12, 1999 the Company also announced a company-wide restructuring that included a reduction in its work force by approximately 20%, a restructuring charge related to the work force reduction of approximately $375,000, a write-off of $800,000 related to several uncollectable accounts receivables, and the establishment of a $100,000 liability reserve related to a recovery claim associated with the 1996 bankruptcy case of Marvel Entertainment Group, Inc. The charges are all expected to be realized in the fiscal fourth quarter ending March 31, 1999.


Item 7: Financial Schedules and Exhibits

(a.) Financial Statements of Business Acquired

      Not applicable

(b.) Pro Forma Financial Information

      Not applicable

(c.)  Exhibits

Press   Release,   dated  March  12,   1999,   "Celerity   Solutions   Announces
Organizational Changes and Company-Wide Restructuring"


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CELERITY SOLUTIONS, INC.
                                                 (Registrant)

Date:     March 18, 1999                    By:  /s/ Edward Terino
      -----------------------                    -------------------------------
                                            Edward Terino
                                            Chief Financial Officer



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                                  EXHIBIT INDEX

Number                     Description of Exhibits
                                                                            Page

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99.01   Press Release, dated March 12, 1999, "Celerity Solutions Announces    4
        Organizational Changes and Company-Wide Restructuring"

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